UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

March 21, 2006

Date of Report (Date of earliest event reported)

A.B. WATLEY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14897	13-3911867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Broad Street, Suite 1728
New York, New York 10004

(Address of principal executive offices, including zip code)

(888) 733-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 21, 2006, an indictment was unsealed in the United States District Court for the Eastern District of New York, charging Robert Malin, the President and Vice Chairman of A.B. Watley Group Inc. (“Company”) with conspiracy and securities fraud. Also charged, among others, were the Company’s former Chief Operating Officer and the former Chief Compliance Officer of A.B. Watley Inc., a former operating subsidiary of the Company.

The charges, filed by the United States Attorney’s Office for the Eastern District of New York, stem from its joint investigation with the Securities and Exchange Commission into an alleged securities fraud scheme involving front-running at certain brokerage firms through the use of “squawk boxes,” internal communications systems used by brokers at large brokerage houses to communicate market information and institutional trade orders. The Securities and Exchange Commission also filed a civil injunctive proceeding on March 22, 2006 against the Company, its Chairman, its President and Vice Chairman, its former Chief Operating Officer, the former Chief Compliance Officer of A.B. Watley Inc. and other former A.B. Watley Inc. traders, along with others, arising from the same investigation.

The Company, and its executive officers and directors deny any wrongdoing, and will contest the charges vigorously.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.B. WATLEY GROUP INC.

Date: April 6, 2006	By:	/s/ Robert Malin
Name: Robert Malin
Title: President

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